Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:
Gina Sorice	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
646-320-4107	617-274-7130
gsorice@akamai.com	tbarth@akamai.com

AKAMAI REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

Third quarter revenue of $860 million, up 9% year-over-year and up 8% when adjusted for foreign exchange*

Security Technology Group revenue of $335 million, up 26% year-over-year and up 25% when adjusted for foreign exchange*

Edge Technology Group revenue of $526 million, flat year-over-year and down 1% when adjusted for foreign exchange*

GAAP EPS of $1.08, up 14% year-over-year, and non-GAAP EPS* of $1.45, up 11% year-over-year

Board of Directors authorizes a new, three-year, $1.8 billion share repurchase program

CAMBRIDGE, Mass. – November 2, 2021 – Akamai Technologies, Inc. (NASDAQ: AKAM), the world's most trusted solution to power and protect digital experiences, today reported financial results for the third quarter ended September 30, 2021.

“Akamai delivered another excellent quarter, highlighted by the continued very strong growth of our security business, which now accounts for nearly 40% of our overall revenue,” said Dr. Tom Leighton, Akamai's Chief Executive Officer. “We’re particularly excited about our recent acquisition of Guardicore, a market leader in helping enterprises stop the spread of ransomware.”

Akamai delivered the following financial results for the third quarter ended September 30, 2021:

Revenue: Revenue was $860 million, a 9% increase over third quarter 2020 revenue of $793 million and an 8% increase when adjusted for foreign exchange.*

Revenue by Product Group:

•Security Technology Group revenue was $335 million, up 26% year-over-year and up 25% when adjusted for foreign exchange*
•Edge Technology Group revenue was $526 million, flat year-over-year and down 1% when adjusted for foreign exchange*

Revenue by Geography:

•U.S. revenue was $449 million, up 3% year-over-year
•International revenue was $412 million, up 16% year-over-year and up 15% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $205 million, a 13% increase from third quarter 2020. GAAP operating margin for the third quarter was 24%, up 1 percentage point from the same period last year.

Non-GAAP income from operations* was $277 million, a 10% increase from third quarter 2020. Non-GAAP operating margin* for the third quarter was 32%, flat compared to the same period last year.

Net income: GAAP net income was $179 million, a 13% increase from third quarter 2020. Non-GAAP net income* was $239 million, an 11% increase from third quarter 2020.

EPS: GAAP EPS was $1.08 per diluted share, a 14% increase from third quarter 2020 and a 12% increase when adjusted for foreign exchange.* Non-GAAP EPS* was $1.45 per diluted share, an 11% increase from third quarter 2020 and a 10% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA* was $396 million, a 13% increase from third quarter 2020. Adjusted EBITDA margin* for the third quarter was 46%, up 2 percentage points from the same period last year.

Supplemental cash information: Cash from operations for the third quarter of 2021 was $390 million, or 45% of revenue. Cash, cash equivalents and marketable securities was $2.8 billion as of September 30, 2021.

Share repurchases: Akamai spent $97 million in the third quarter of 2021 to repurchase 0.8 million shares of its common stock at an average price of $114.40 per share. The Company had 162 million shares of common stock outstanding as of September 30, 2021.

Share repurchase program: The Company also announces today that its Board of Directors has authorized a new, $1.8 billion share repurchase program, effective from January 1, 2022 through December 31, 2024. The new authorization is in addition to the Company's remaining stock purchase authorization of $321 million (as of September 30, 2021), which expires at the end of 2021. The Company's goals for the share repurchase program are to offset the dilution created by its employee equity compensation programs over time and provide the flexibility to return capital to shareholders as business and market conditions warrant, while still preserving its ability to pursue other strategic opportunities.

The timing and amount of any shares repurchased will be determined by the Company's management based upon the evaluation of market conditions and other factors. Repurchases will be executed in the open market subject to Rule 10b-18, and may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. Other structured repurchase programs may be considered from time to time. The Company may choose to suspend, expand or discontinue the repurchase program at any time.

*    See Use of Non-GAAP Financial Measures below for definitions

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 1956828. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 1956828. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
Akamai powers and protects life online. The most innovative companies worldwide choose Akamai to secure and deliver their digital experiences - helping billions of people live, work, and play every day. With the world's largest and most trusted edge platform, Akamai keeps apps, code, and experiences closer to users - and threats farther away. Learn more about Akamai's security, content delivery, and edge compute products and services at www.akamai.com, blogs.akamai.com, or follow Akamai Technologies on Twitter and LinkedIn.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,264,590	$352,917
Marketable securities	652,695	745,156
Accounts receivable, net	660,092	660,052
Prepaid expenses and other current assets	184,503	171,406
Total current assets	2,761,880	1,929,531
Marketable securities	835,074	1,398,802
Property and equipment, net	1,543,301	1,478,272
Operating lease right-of-use assets	821,033	793,945
Acquired intangible assets, net	203,596	234,724
Goodwill	1,680,496	1,674,371
Deferred income tax assets	136,305	106,918
Other assets	133,790	147,567
Total assets	$8,115,475	$7,764,130
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$98,305	$118,546
Accrued expenses	376,036	380,468
Deferred revenue	83,371	76,600
Operating lease liabilities	164,559	154,801
Other current liabilities	9,169	27,755
Total current liabilities	731,440	758,170
Deferred revenue	5,355	5,262
Deferred income tax liabilities	35,333	37,458
Convertible senior notes	1,958,558	1,906,707
Operating lease liabilities	722,294	715,404
Other liabilities	80,050	89,833
Total liabilities	3,533,030	3,512,834
Total stockholders' equity	4,582,445	4,251,296
Total liabilities and stockholders' equity	$8,115,475	$7,764,130

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue	$860,333	$852,824	$792,845	$2,555,865	$2,351,862
Costs and operating expenses:
Cost of revenue(1) (2)	316,866	320,000	283,439	943,553	828,825
Research and development(1)	82,899	77,255	66,773	242,199	202,087
Sales and marketing(1)	108,514	111,894	122,749	336,762	370,004
General and administrative(1) (2)	134,265	134,295	128,365	405,275	385,435
Amortization of acquired intangible assets	11,959	12,060	10,340	35,446	31,155
Restructuring charge (benefit)	565	(2,114)	21	5,567	10,439
Total costs and operating expenses	655,068	653,390	611,687	1,968,802	1,827,945
Income from operations	205,265	199,434	181,158	587,063	523,917
Interest income	2,872	4,736	6,307	12,186	22,852
Interest expense	(18,144)	(18,037)	(17,324)	(54,015)	(51,778)
Other income (expense), net	3,635	(811)	(2,158)	2,007	(7,869)
Income before provision for income taxes	193,628	185,322	167,983	547,241	487,122
Provision for income taxes	(13,648)	(18,009)	(8,801)	(43,555)	(41,764)
Loss from equity method investment	(1,064)	(10,816)	(559)	(12,578)	(1,674)
Net income	$178,916	$156,497	$158,623	$491,108	$443,684

Net income per share:
Basic	$1.10	$0.96	$0.97	$3.01	$2.73
Diluted	$1.08	$0.94	$0.95	$2.96	$2.69

Shares used in per share calculations:
Basic	162,767	163,074	162,757	162,967	162,387
Diluted	166,318	166,263	166,519	166,090	164,990

(1)    Includes stock-based compensation (see supplemental table for figures)
(2)     Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income	$178,916	$156,497	$158,623	$491,108	$443,684
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139,747	137,715	118,893	408,933	350,681
Stock-based compensation	49,018	50,481	50,217	153,804	146,901
(Benefit) provision for deferred income taxes	(37,560)	5,461	(33,942)	(30,335)	(22,548)
Amortization of debt discount and issuance costs	16,567	16,460	15,747	49,284	47,057
Other non-cash reconciling items, net	(1,639)	12,428	1,480	12,015	16,284
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(10,821)	11,176	20,107	(15,225)	(85,439)
Prepaid expenses and other current assets	(4,250)	24,539	(11,401)	(15,099)	(21,380)
Accounts payable and accrued expenses	66,796	(10,073)	97,220	(16,263)	49,818
Deferred revenue	(9,831)	(7,345)	(6,539)	8,263	14,803
Other current liabilities	(1,728)	(15,514)	(523)	(17,958)	(1,638)
Other non-current assets and liabilities	4,522	(3,692)	(7,909)	(10,864)	(14,316)
Net cash provided by operating activities	389,737	378,133	401,973	1,017,663	923,907
Cash flows from investing activities:
Cash received for business acquisitions, net of cash acquired	—	—	—	(15,638)	106
Cash paid for asset acquisition	—	—	—	—	(36,376)
Purchases of property and equipment and capitalization of internal-use software development costs	(116,247)	(154,569)	(228,759)	(435,535)	(564,427)
Purchases of short- and long-term marketable securities	(229,496)	(291,957)	(311,010)	(611,732)	(1,153,526)
Proceeds from sales and maturities of short- and long-term marketable securities	740,179	287,297	317,163	1,261,625	1,331,163
Other, net	(1,453)	(391)	(2,059)	(1,665)	(1,980)
Net cash provided by (used in) investing activities	392,983	(159,620)	(224,665)	197,055	(425,040)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	15,820	9,712	16,007	46,942	45,812
Employee taxes paid related to net share settlement of stock-based awards	(11,935)	(12,314)	(13,369)	(88,195)	(77,299)
Repurchases of common stock	(96,841)	(96,175)	(13,198)	(251,257)	(121,078)
Other, net	(201)	(67)	—	(268)	—
Net cash used in financing activities	(93,157)	(98,844)	(10,560)	(292,778)	(152,565)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(5,080)	3,003	4,363	(9,228)	3,535
Net increase in cash, cash equivalents and restricted cash	684,483	122,672	171,111	912,712	349,837
Cash, cash equivalents and restricted cash at beginning of period	581,695	459,023	572,872	353,466	394,146
Cash, cash equivalents and restricted cash at end of period	$1,266,178	$581,695	$743,983	$1,266,178	$743,983

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY PRODUCT GROUP (1)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Security Technology Group	$334,649	$325,128	$265,869	$969,996	$765,485
Edge Technology Group	525,684	527,696	526,976	1,585,869	1,586,377
Total revenue	$860,333	$852,824	$792,845	$2,555,865	$2,351,862
Revenue growth rates year-over-year:
Security Technology Group	26%	25%	23%	27%	25%
Edge Technology Group	—	(1)	7	—	5
Total revenue	9%	7%	12%	9%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Security Technology Group	25%	22%	23%	25%	26%
Edge Technology Group	(1)	(4)	6	(1)	5
Total revenue	8%	5%	11%	7%	11%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
U.S.	$448,792	$449,553	$437,381	$1,361,525	$1,309,979
International	411,541	403,271	355,464	1,194,340	1,041,883
Total revenue	$860,333	$852,824	$792,845	$2,555,865	$2,351,862
Revenue growth rates year-over-year:
U.S.	3%	1%	6%	4%	5%
International	16	15	20	15	19
Total revenue	9%	7%	12%	9%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
U.S.	3%	1%	6%	4%	5%
International	15	9	18	11	21
Total revenue	8%	5%	11%	7%	11%

(1) Effective March 1, 2021, Akamai reorganized into two groups: the Security Technology Group and the Edge Technology Group, which both utilize the Akamai Intelligent Edge Platform and its global sales organization. These groups are aligned with their product offerings. Revenue from the Security Technology Group was previously reported as revenue from Cloud Security Solutions, and revenue from the Edge Technology Group was previously reported as revenue from content delivery network (CDN) services and all other solutions.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS (1)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenue from Internet Platform Customers	$60,482	$63,634	$50,618	$183,307	$146,072
Revenue excluding Internet Platform Customers	799,851	789,190	742,227	2,372,558	2,205,790
Total revenue	$860,333	$852,824	$792,845	$2,555,865	$2,351,862
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	19%	25%	15%	25%	6%
Revenue excluding Internet Platform Customers	8	6	11	8	11
Total revenue	9%	7%	12%	9%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Revenue from Internet Platform Customers	19%	25%	15%	25%	6%
Revenue excluding Internet Platform Customers	7	3	11	6	12
Total revenue	8%	5%	11%	7%	11%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION (3)

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020 (4)	September 30, 2021	September 30, 2020 (4)
Web Division	$432,874	$431,521	$414,689	$1,291,441	$1,218,510
Media and Carrier Division	427,459	421,303	378,156	1,264,424	1,133,352
Total revenue	$860,333	$852,824	$792,845	$2,555,865	$2,351,862
Revenue growth rates year-over-year:
Web Division	4%	8%	8%	6%	8%
Media and Carrier Division	13	7	16	12	14
Total revenue	9%	7%	12%	9%	11%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Web Division	4%	5%	7%	4%	8%
Media and Carrier Division	13	5	16	10	15
Total revenue	8%	5%	11%	7%	11%

(1) Revenue from large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) Prior to March 1, 2021, Akamai managed its business by division, which was a customer-focused reporting view that reflected revenue from customers that were managed by the division. Although Akamai no longer manages its business by division, the prior divisional view of revenue is provided for informational purposes.
(4) As of January 1, 2021, Akamai reassigned some of its customers between the Media and Carrier Division and the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented. As the purchasing patterns and required account expertise of customers change over time, Akamai may reassign a customer's division from one to another.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
General and administrative expenses:
Payroll and related costs	$52,799	$54,974	$50,159	$164,223	$148,233
Stock-based compensation	14,978	16,123	14,302	47,463	43,636
Depreciation and amortization	20,549	20,489	20,554	61,947	61,673
Facilities-related costs	26,056	24,845	25,099	75,248	73,669
Provision (benefit) for doubtful accounts	275	971	(1,627)	986	3,465
Acquisition-related costs	1,316	140	1,051	1,520	1,189
Legal settlements	—	—	—	—	275
Professional fees and other expenses	18,292	16,753	18,827	53,888	53,295
Total general and administrative expenses	$134,265	$134,295	$128,365	$405,275	$385,435

General and administrative expenses–functional(1):
Global functions	$49,738	$53,314	$47,559	$158,851	$142,243
As a percentage of revenue	6%	6%	6%	6%	6%
Infrastructure	82,928	79,878	81,365	243,915	238,262
As a percentage of revenue	10%	9%	10%	10%	10%
Other	1,599	1,103	(559)	2,509	4,930
Total general and administrative expenses	$134,265	$134,295	$128,365	$405,275	$385,435
As a percentage of revenue	16%	16%	16%	16%	16%

Stock-based compensation:
Cost of revenue	$6,738	$6,874	$6,384	$20,708	$18,374
Research and development	16,329	15,937	12,722	50,635	36,336
Sales and marketing	10,973	11,547	16,809	34,998	48,555
General and administrative	14,978	16,123	14,302	47,463	43,636
Total stock-based compensation	$49,018	$50,481	$50,217	$153,804	$146,901

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expense includes acquisition-related costs, provision for doubtful accounts and legal settlements.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended			Nine Months Ended
(in thousands, except end of period statistics)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Depreciation and amortization:
Network-related depreciation	$58,139	$55,601	$42,991	$165,636	$118,194
Capitalized internal-use software development amortization	40,943	40,426	37,572	120,592	116,505
Other depreciation and amortization	19,973	19,833	20,081	60,171	60,293
Depreciation of property and equipment	119,055	115,860	100,644	346,399	294,992
Capitalized stock-based compensation amortization(1)	7,882	8,916	7,078	24,491	21,894
Capitalized interest expense amortization(1)	851	879	831	2,597	2,640
Amortization of acquired intangible assets	11,959	12,060	10,340	35,446	31,155
Total depreciation and amortization	$139,747	$137,715	$118,893	$408,933	$350,681

Capital expenditures, excluding stock-based compensation and interest expense(2)(3):
Purchases of property and equipment	$75,687	$81,655	$144,155	$252,340	$371,264
Capitalized internal-use software development costs	53,061	56,574	55,885	164,700	160,486
Total capital expenditures, excluding stock-based compensation and interest expense	$128,748	$138,229	$200,040	$417,040	$531,750

End of period statistics:
Number of employees	8,411	8,275	8,155

(1) Amortization of capitalized stock-based compensation and interest expense in this table excludes amortization of capitalized stock-based compensation and interest expense capitalized as part of the implementation of cloud-computing arrangements and contract fulfillment costs. However, the amounts are included in our total amortization of capitalized stock-based compensation and interest expense that is excluded from our non-GAAP measures (see reconciliations of GAAP to non-GAAP measures).
(2) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(3) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS AND NET INCOME

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Income from operations	$205,265	$199,434	$181,158	$587,063	$523,917
GAAP operating margin	24%	23%	23%	23%	22%
Amortization of acquired intangible assets	11,959	12,060	10,340	35,446	31,155
Stock-based compensation	49,018	50,481	50,217	153,804	146,901
Amortization of capitalized stock-based compensation and capitalized interest expense	8,815	9,840	7,913	27,253	24,540
Restructuring charge (benefit)	565	(2,114)	21	5,567	10,439
Acquisition-related costs	1,316	140	1,051	1,520	1,189
Legal settlements	—	—	—	—	275
Operating adjustments	71,673	70,407	69,542	223,590	214,499
Non-GAAP income from operations	$276,938	$269,841	$250,700	$810,653	$738,416
Non-GAAP operating margin	32%	32%	32%	32%	31%

Net income	$178,916	$156,497	$158,623	$491,108	$443,684
Operating adjustments (from above)	71,673	70,407	69,542	223,590	214,499
Amortization of debt discount and issuance costs	16,567	16,460	15,747	49,284	47,057
Gain on investments	(3,680)	—	—	(3,680)	—
Loss from equity method investment	1,064	10,816	559	12,578	1,674
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(25,600)	(21,428)	(28,689)	(73,374)	(68,481)
Non-GAAP net income	$238,940	$232,752	$215,782	$699,506	$638,433

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME PER DILUTED SHARE

	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
GAAP net income per diluted share	$1.08	$0.94	$0.95	$2.96	$2.69
Adjustments to net income:
Amortization of acquired intangible assets	0.07	0.07	0.06	0.21	0.19
Stock-based compensation	0.29	0.30	0.30	0.93	0.89
Amortization of capitalized stock-based compensation and capitalized interest expense	0.05	0.06	0.05	0.16	0.15
Restructuring charge (benefit)	—	(0.01)	—	0.03	0.06
Acquisition-related costs	0.01	—	0.01	0.01	0.01
Legal settlements	—	—	—	—	—
Amortization of debt discount and issuance costs	0.10	0.10	0.09	0.30	0.29
Gain on investments	(0.02)	—	—	(0.02)	—
Loss from equity method investment	0.01	0.07	—	0.08	0.01
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.15)	(0.13)	(0.17)	(0.44)	(0.42)
Adjustment for shares(1)	0.02	0.02	0.02	0.04	0.02
Non-GAAP net income per diluted share	$1.45	$1.42	$1.31	$4.25	$3.89

Shares used in GAAP per diluted share calculations	166,318	166,263	166,519	166,090	164,990
Impact of benefit from note hedge transactions(1)	(2,028)	(1,782)	(1,732)	(1,589)	(795)
Shares used in non-GAAP per diluted share calculations(1)	164,290	164,481	164,787	164,501	164,195

(1) Shares used in non-GAAP per diluted share calculations have been adjusted for the periods presented for the benefit of Akamai's note hedge transactions. During the periods presented Akamai's average stock price was in excess of $95.10, which is the initial conversion price of Akamai's convertible senior notes due in 2025. See Use of Non-GAAP Financial Measures below for further definition.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended			Nine Months Ended
(in thousands)	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net income	$178,916	$156,497	$158,623	$491,108	$443,684
Interest income	(2,872)	(4,736)	(6,307)	(12,186)	(22,852)
Provision for income taxes	13,648	18,009	8,801	43,555	41,764
Depreciation and amortization	119,055	115,860	100,644	346,399	294,992
Amortization of capitalized stock-based compensation and capitalized interest expense	8,815	9,840	7,913	27,253	24,540
Amortization of acquired intangible assets	11,959	12,060	10,340	35,446	31,155
Stock-based compensation	49,018	50,481	50,217	153,804	146,901
Restructuring charge (benefit)	565	(2,114)	21	5,567	10,439
Acquisition-related costs	1,316	140	1,051	1,520	1,189
Legal settlements	—	—	—	—	275
Interest expense	18,144	18,037	17,324	54,015	51,778
Gain on investments	(3,680)	—	—	(3,680)	—
Loss from equity method investment	1,064	10,816	559	12,578	1,674
Other expense, net	45	811	2,158	1,673	7,869
Adjusted EBITDA	$395,993	$385,701	$351,344	$1,157,052	$1,033,408
Adjusted EBITDA margin	46%	45%	44%	45%	44%

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparison of financial results across accounting periods and to those of our peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

•Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

•Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and charges associated with exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

•Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In August 2019, Akamai issued $1,150 million of convertible senior notes due 2027 with a coupon interest rate of 0.375%. In May 2018, Akamai issued $1,150 million of convertible senior notes due 2025 with a coupon interest rate of 0.125%. The imputed interest rates of these convertible senior notes were 3.10% and 4.26%, respectively. This is a result of the debt discounts recorded for the conversion features that are required to be separately accounted for as equity under GAAP, thereby reducing the carrying values of the convertible debt instruments. The debt discounts are amortized as interest expense together with the issuance costs of the debt. The interest expense excluded from Akamai's non-GAAP results is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

•Gains and losses on investments – Akamai has recorded gains and losses from the disposition, changes to fair value and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to these gains and losses are not representative of Akamai's core business operations and ongoing operating performance.

•Legal settlements – Akamai has incurred losses related to the settlement of legal matters. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

•Endowment of Akamai Foundation – Akamai has incurred expenses to endow the Akamai Foundation, a private corporate foundation dedicated to encouraging the next generation of technology innovators by supporting math and science education. Akamai's first endowment was in 2018 to enable a permanent endowment for the Akamai Foundation to allow it to expand its reach. In the fourth quarter of 2020 Akamai supplemented the endowment to enable specific initiatives to increase diversity in the technology industry. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as these infrequent and nearly one-time expenses are not representative of its core business operations.

•Income and losses from equity method investment – Akamai records income or losses on its share of earnings and losses from its equity method investment. Akamai excludes such income and losses because it does not direct control over the operations of the investment and the related income and losses are not representative of its core business operations.

•Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; income and losses from equity method investment; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per diluted share – Non-GAAP net income divided by weighted average diluted common shares outstanding. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transactions entered into in connection with the issuances of $1,150 million of convertible senior notes due 2027 and 2025, respectively. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transactions and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. With respect to the convertible senior notes due in each of 2027 and 2025, unless Akamai's weighted average stock price is greater than $116.18 and $95.10, respectively, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred related to endowments to the Akamai Foundation; foreign exchange gains and losses; interest expense; amortization of capitalized interest expense; certain gains and losses on investments; income and losses on equity method investment; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end versus prior periods.

Impact of foreign currency exchange rate – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected future financial performance. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to continue to generate cash at the same level as prior years; failure to realize the expected benefits from our announced reorganization; failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; impact of the COVID-19 pandemic; defects or disruptions in our products or IT systems; failure of the integration of any of our acquisitions; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.